APPENDIX A

TO THE CARILLON SERIES TRUST

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Carillon Chartwell Mid Cap Value Fund – Class A, Class C, Class I and Class R-6

Carillon Chartwell Small Cap Value Fund – Class A, Class C, Class I and Class R-6

Carillon Chartwell Small Cap Growth Fund – Class A, Class C, Class I and Class R-6

Carillon Chartwell Real Income Fund – Class A, Class C, Class I and Class R-6

Carillon Chartwell Short Duration High Yield Fund – Class A, Class C, Class I and Class R-6

Carillon ClariVest Capital Appreciation Fund – Class A, Class C, Class I and Class R-6

Carillon Eagle Growth & Income Fund – Class A, Class C, Class I and Class R-6

Carillon ClariVest International Stock Fund – Class A, Class C, Class I and Class R-6

Carillon Eagle Mid Cap Growth Fund – Class A, Class C, Class I and Class R-6

Carillon Eagle Small Cap Growth Fund – Class A, Class C, Class I and Class R-6

Carillon Reams Core Bond Fund – Class A, Class C, Class I and Class R-6

Carillon Reams Core Plus Bond Fund – Class A, Class C, Class I and Class R-6

R-6Carillon Scout Mid Cap Fund – Class A, Class C, Class I and Class R-6

Carillon Scout Small Cap Fund – Class A, Class C, Class I and Class R-6

Carillon Reams Unconstrained Bond Fund – Class A, Class C, Class I and Class R-6

Dated: April 26, 2024